Exhibit 23.3

                           CONSENT OF SALOMON BROTHERS INC


               We hereby consent to the use of Appendix C containing our opinion letter dated August 14, 1995 to the Board of Directors of Broadway Stores, Inc. ("Broadway") in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed Federated/Broadway Merger (as defined therein) and to the references to our firm in such Proxy Statement/Prospectus. In giving this consent, we do not admit and we disclaim that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                             SALOMON BROTHERS INC




                                             By:    /s/ Michael Carr
                                                 --------------------------
                                                     Managing Director


                                             Date:   August 21, 1995
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